UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2007

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207-556-0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 26, 2007, IDEXX Laboratories, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2007. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with general instructions to Form 8-K, the information in this Form 8-K and the Exhibit 99.1 attached hereto is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On October 25, 2007 the Company’s board of directors approved a two-for-one stock split of the Company’s outstanding shares of common stock, to be effected in the form of a 100% stock dividend. Each holder of common stock of record as of the close of business on November 5, 2007 will be entitled to one additional share of common stock for each share of common stock held on such date. The additional shares of common stock will be distributed on or about November 26, 2007. The stock split will double the number of outstanding common shares to approximately 61 million based on the number of shares outstanding as of October 22, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed.

99.1	Press Release entitled “IDEXX Laboratories Announces Third Quarter Results and Two-for-One Stock Split,” issued by the company on October 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: October 26, 2007	By:	/s/ Merilee Raines
Merilee Raines
Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release entitled “IDEXX Laboratories Announces Third Quarter Results and Two-for-One Stock Split,” issued by the company on October 26, 2007.